Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Booth Creek Ski Holdings, Inc. (the “Company”) on Form 10-K for the period ended October 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 27, 2005

By:	/s/ GEORGE N. GILLETT, JR.
George N. Gillett, Jr. Chief Executive Officer